EXHIBIT 99.1

Investor Relations

Nicholas Rhoads

Managing Director, Investor Relations

(952) 887-8865, nicholas.rhoads@toro.com

Media Relations

Branden Happel

Senior Manager, Public Relations

(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Provides Business Updates Related to COVID-19 Impact

BLOOMINGTON, Minn.—(BUSINESS WIRE) —March 30, 2020— The Toro Company (NYSE: TTC) today provided a business update on the actions it is taking as a result of the novel coronavirus (COVID-19) pandemic.

Richard M. Olson, The Toro Company’s chairman and chief executive officer said, “As the events surrounding the coronavirus continue to unfold, we are focused first and foremost on the health, safety and wellbeing of our employees, customers and communities around the world.  We have adopted practices and policies to best support our people during this difficult time, while also enabling us to continue operating our businesses which are critical to helping our customers maintain essential infrastructure globally.  The Toro Company is in a solid financial position.  We have a strong balance sheet and adequate liquidity to navigate the uncertainty of the current situation and to be well-positioned when the health and economic environments improve.”

People & Plant Operations

The company has preparedness and response plans in place at its facilities and has taken actions to keep employees safe and healthy. In line with guidelines from the Centers for Disease Control and Prevention (CDC), World Health Organization (WHO) and state and local authorities that are intended to slow the virus spread, the company has asked employees who can work remotely to do so and has implemented enhanced health and safety protocols to further safeguard the majority of our employees who perform jobs that must be done in our facilities. These include, among other things, increased frequency of and additional cleaning measures, suspension of all non-essential visitors and reconfiguration of work spaces and direction to achieve social distancing. The company also adopted a special COVID-19 leave policy that provides two weeks of pay for employees who have the virus, are involuntarily quarantined because of the virus or are without work due to changes in our production schedules as the result of the virus.

The company intends to continue operations to the extent possible as an essential critical infrastructure business; however, it is presently temporarily suspending production or reducing levels of production at certain facilities due to the effects of the virus, including anticipated reduced demand for products in certain businesses.

2 - The Toro Company Provides Business Updates Related to COVID-19 Impact

Strong Balance Sheet and Liquidity

The company continues to have a strong balance sheet and liquidity profile, with no significant debt maturities until April 2022.  Given the current uncertainties surrounding the economic environment and out of an abundance of caution, the company entered into a three-year term loan agreement for $190 million to refinance revolving credit facility borrowings incurred in connection with the Venture Products, Inc. acquisition and to add incremental liquidity.

With the funding of the term loan, the company will have liquidity of approximately $810 million, including cash on hand and unutilized availability under its $600 million revolving credit facility.

The company is taking additional prudent measures to further increase financial flexibility and liquidity during this period, including: reviewing all options to reduce discretionary spending; deferring non-essential capital expenditures; optimizing working capital; and continuing curtailment of share repurchases.

“I believe that we have the right people, plans, systems and resources to face these unprecedented challenges.  We are focused on operational efficiencies and are prudently managing our balance sheet to provide additional flexibility as we navigate this uncertain environment,” said Olson.

Outlook and Withdrawal of Financial Guidance

As a result of the many and evolving COVID-19 related factors, risks and challenges that could negatively impact The Toro Company’s business, the company does not have the ability to predict the level of impact on its businesses and financial results for the fiscal 2020 second quarter or for the remainder of fiscal 2020 at this time.  Accordingly, The Toro Company is withdrawing its fiscal 2020 second quarter and full year guidance provided in its Form 8-K and its Quarterly Report on Form 10-Q, each filed on March 5, 2020.

The company is not updating its outlook at this time but plans to share further updates in its second-quarter earnings announcement and conference call expected to be held on June 4, 2020.

About The Toro Company

The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative solutions for the outdoor environment including turf and landscape maintenance, snow and ice management, underground utility construction, rental and specialty construction, and irrigation and outdoor lighting solutions. With sales of $3.1 billion in fiscal 2019, The Toro Company’s global presence extends to more than 125 countries through a family of brands that includes Toro, Ditch Witch, Exmark, BOSS Snowplow, Ventrac, American Augers, Subsite Electronics, HammerHead, Trencor, Unique Lighting Systems, Irritrol, Hayter, Pope, Lawn-Boy and Radius HDD. Through constant innovation and caring relationships built on trust and integrity, The Toro Company and its family of brands have built a legacy of excellence by helping customers care for golf courses, sports fields, construction sites, public green spaces, commercial and residential properties and agricultural operations. For more information, visit www.thetorocompany.com.

3 - The Toro Company Provides Business Updates Related to COVID-19 Impact

Forward-Looking Statements

This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current assumptions and expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “project,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” “can,” “seek,” “potential,” “pro forma,” or the negative thereof or similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual events and results to differ materially from those projected or implied. Particular risks and uncertainties that may affect the company’s operating results or financial position include: COVID-19 related factors, risks and challenges, including among others, the length of time that the pandemic continues, its effect on the demand for the company’s products and services, the ability of dealers and retailers that sell the company’s products to remain open, availability of employees and their ability to conduct work away from normal working locations and/or under revised protocols, and the ability to receive commodities, components, parts, and accessories on a timely basis through its supply chain and at anticipated costs, and the ability of the company to continue its production operations; worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence; disruption at its manufacturing or distribution facilities; fluctuations in the cost and availability of commodities, components, parts, and accessories, including steel, engines, hydraulics and resins; the effect of abnormal weather patterns, including unfavorable weather conditions exacerbated by global climate change or otherwise; the effect of natural disasters and global pandemics, including COVID-19; the level of growth or contraction in its key markets; customer, government and municipal revenue, budget and spending levels; loss of any substantial customer, including mass retailers and home centers for the company’s residential business; elimination of shelf space for its products at dealers or retailers; inventory adjustments or changes in purchasing patterns by customers; the company’s ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international relations, operations and markets, including political, economic and/or social instability and conflict, tax and trade policies in the U.S. and other countries in which the company manufactures or sells its products, or trade regulation and/or industry activity; foreign currency exchange rate fluctuations; relationships with the company’s distribution channel partners, including the financial viability of distributors and dealers; risks associated with acquisitions, including those related to the recent acquisitions of Charles Machine Works and Venture Products, Inc., such as delays or failure in achieving the net sales, earnings and cost or revenue synergies expected from acquisitions, delays and challenges in integrating the businesses, business disruptions due to acquisitions, impacts as a result of purchase accounting adjustments and unanticipated liabilities or exposures for which the company has not been indemnified or may not recover; impairment of goodwill or other intangible assets; delays or failures in implementing, and unanticipated charges, as a result of, restructuring activities; management of alliances or joint ventures, including Red Iron Acceptance, LLC; the costs and effects of enactment of, changes in and compliance with laws, regulations and standards, including those relating to COVID-19, consumer product safety, accounting, taxation, trade and tariffs, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in the company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q or current reports on Form 8-K, and other filings with the Securities and Exchange Commission. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.